Exhibit 99.1

Contact: Anu Ahluwalia, (212) 299-2439

Title: NYMEX Announces Launch Date for Side By Side Trading on CME Globex®

New York, N.Y., May 10, 2006 -- The board of directors of the New York Mercantile Exchange, Inc. voted today to launch side by side trading of its energy futures contracts on CME Globex, the electronic trading platform of the Chicago Mercantile Exchange, on June 11 for trade date June 12.

As announced last week, in the initial phase of the launch, NYMEX will offer cash-settled energy futures contracts for all listed months. NYMEX miNYTM futures contracts will commence trading on CME Globex on that date as well. For the second phase of the launch, NYMEX will offer physically delivered energy futures contracts, no later than six months from the initial launch.

James E. Newsome, NYMEX president and chief executive officer, said, "NYMEX is pleased to provide the marketplace with this highly anticipated news. We look forward to offering our energy complex on the CME Globex global distribution network."

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Forward Looking and Cautionary Statements
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